UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported):  November 12, 2010

CNS RESPONSE, INC.
(Exact name of Company as specified in its charter)

Delaware	0-26285	87-0419387
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

85 Enterprise, Suite 410
Aliso Viejo, CA 92656
(Address of principal executive offices)

(714) 545-3288
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The description of the Purchase Agreement and the Security Agreement (both as defined below) are incorporated by reference to Item 2.03 of the current report on Form 8-K of CNS Response, Inc. (the “Company”) filed on October 7, 2010 (File No. 000-26285)(the “October 7, 2010 8-K”).  The description of the Engagement Agreement (as defined below) is incorporated by reference to Item 2.03 of this Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 1, 2010, CNS Response Inc. (the “Company”) entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) with two investors.  The Purchase Agreement provides for the issuance and sale of secured convertible promissory notes (the “Notes”), for cash or in exchange for outstanding convertible notes, in the aggregate principal amount of up to $3,000,000 plus an amount corresponding to accrued and unpaid interest on any exchanged notes, and warrants to purchase a number of shares corresponding to 50% of the number of shares issuable on conversion of the Notes (the “Warrants”).  The obligations of the Company under the terms of the Notes are secured by a security interest in the tangible and intangible assets of the Company, pursuant to a security agreement, dated as of October 1, 2010, by and between the Company and John Pappajohn, as administrative agent for the holders of the Notes (the “Security Agreement”).  Prior to November 12, 2010, the Company had issued pursuant to the Purchase Agreement Notes in the aggregate principal amount of $2,623,938 and Warrants to purchase up to 4,373,223 shares of common stock of the Company, receiving net proceeds of approximately $1.59 million and cancelling previously outstanding convertible notes in the aggregate principal amount of $1,000,000 plus accrued and unpaid interest in connection therewith, as well as previously outstanding warrants to purchase 500,000 shares of common stock of the Company.

On November 12, a tenth investor executed the Purchase Agreement.  In connection therewith, the Company issued Notes in the aggregate principal amount of $400,000 and Warrants to purchase up to 666,666 shares of common stock of the Company, to the investor on such date.   The Company received $352,000 in net proceeds from the investor.   Monarch Capital Group LLC (“Monarch”) acted as non-exclusive placement agent with respect to the placement of the Note in the aggregate principal amount of $400,000 and related Warrants, pursuant to an engagement agreement, dated September 30, 2010, between the Company and Monarch (the “Engagement Agreement”).  Under the Engagement Agreement, in return for its services as non-exclusive placement agent, Monarch is entitled to receive (a) a cash fee equal to 10% of the gross proceeds raised from the sale of Notes to the investors introduced to the Company by Monarch; (b) a cash expense allowance equal to 2% of the gross proceeds raised from the sale of Notes to such investors; and (c) five-year warrants (the “Placement Agent Warrants”) to purchase common stock of the Company equal to 10% of the shares issuable upon conversion of Notes issued to such investors.  The terms of the Placement Agent Warrant, except for the exercise price and period, are identical to the terms of the Warrants.  In connection with the November 12, 2010 closing, Monarch received a cash fee of $40,000 and a cash expense allowance of $8,000 and will receive a Placement Agent Warrant to purchase 133,333 shares of the Company’s common stock at an exercise price of $0.33 per share.

A more detailed description of the Notes, the Warrants, the Purchase Agreement and the Security Agreement is included in Item 2.03 of the October 7 8-K, the Form of Note, Form of Warrant, Purchase Agreement and Security Agreement are filed as exhibits to such Form 8-K, and such description and exhibits are hereby incorporated herein by reference.  The description of the Engagement Agreement is qualified by reference to the agreement filed as Exhibit 10.3 to our current report on Form 8-K on October 13, 2010 (File No. 000-26285), which is hereby incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The description of the Notes and the Warrants is incorporated herein by reference to Item 2.03 hereof and the full text of the form of Note and form of Warrant attached as Exhibits 4.1 and 4.2 to the October 7, 2010 8-K.

The Notes and Warrants were issued by the Company under the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, as they were issued to accredited investors, without a view to distribution, and were not issued through any general solicitation or advertisement.

Item 9.01	Financial Statements and Exhibits.

Exhibit 4.1	Form of Note.*

Exhibit 4.2	Form of Warrant.*

Exhibit 10.1	Note and Warrant Purchase Agreement, dated as of October 1, 2010.*

Exhibit 10.2	Security Agreement, dated as of October 1, 2010.*

Exhibit 10.3	Engagement Agreement, dated September 30, 2010, between the Company and Monarch Capital Group, LLC.**

* Incorporated herein by reference to the corresponding exhibits to the Company’s current report on Form 8-K filed on October 7, 2010.

** Incorporated herein by reference to Exhibit 10.3 to the Company’s current report on Form 8-K filed on October 13, 2010.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Response, Inc.

	By:	/s/ Paul Buck
November 18, 2010		Paul Buck
Chief Financial Officer